CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-233676 on Form S-3 and Registration Statement No. 333-212888, 333-183339, 333-166978, 333-151079, 333-135126 and 333-145843 on Form S-8 of our report dated February 26, 2021, relating to the financial statements of Mercury Parent, LLC as of December 31, 2020 and for each of the three years in the period ended December 31, 2020 included as Exhibit 99.1 to the Annual Report on Form 10-K of ModivCare Inc. for the year ended December 31, 2020. Phoenix, Arizona February 26, 2021